As filed with the Securities and Exchange Commission on October 7, 2022

Registration Statement No. 333-267588

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	42-1743430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(781) 552-4452

(Address and telephone number of registrant’s principal executive offices)

Jeffrey Frelick

Chief Executive Officer

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(781) 552-4452

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Ficksman, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, CA 90067 Tel.: (310) 553-4441	Richard A. Friedman, Esq. Stephen Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of units (“Units”), each unit consists of: (i) one share of common stock, par value $0.001 per share; (ii) one Series A warrant to purchase one share of Common Stock; (iii) one Series B warrant to purchase one share of Common Stock; and (iv) one Series C warrant to purchase one share of Common Stock (and the shares issuable from time to time upon exercise of the Warrants), of Bone Biologics Corporation (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-267588), initially filed with the SEC by the Registrant on September 23, 2022 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the SEC on October 6, 2022. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of the Units to be offered in the public offering by $1,308,000.22, which includes additional shares of Common Stock and/or additional Warrants to purchase shares of Common Stock that the underwriters have the option to purchase, solely to cover over-allotments, if any. The additional Units that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of TroyGould PC
23.1	Consent of Independent Registered Public Accounting Firm (Weinberg & Company)
23.2	Consent of TroyGould PC (included in Exhibit 5.1)
24.1*	Power of Attorney
107	Calculation of Registration Fee

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No 333-267588), initially filed with the SEC on September 23, 2022 and incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, MA, on this 7th day of October 2022.

BONE BIOLOGICS CORPORATION

By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Frelick	Chief Executive Officer and Director	October 7, 2022
Jeffrey Frelick	(principal executive officer)

*	Chief Financial Officer	October 7, 2022
Deina H. Walsh	(principal financial and accounting officer)

*	Director	October 7, 2022
Don R. Hankey

*	Director	October 7, 2022
Bruce Stroever

*	Director	October 7, 2022
Stephen R. LaNeve

*	Director	October 7, 2022
Erick Lucera

*	Director	October 7, 2022
Siddhesh Angle

/s/ Jeffrey Frelick		October 7, 2022
Attorney-in-Fact